UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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American Outdoor Brands Corporation

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American Outdoor Brands Corporation

Letter to Stockholders

Dear Fellow Stockholders:

On April 4, 2019, the Sisters of the Holy Names of Jesus and Mary, U.S.-Ontario, the same shareholder activist group that last year proposed that we issue a gun safety report, along with other co-sponsors, or the Proponent, notified us that they intend to present another shareholder proposal at our 2019 Annual Meeting requesting that our Board of Directors adopt a human rights policy. As explained more fully below and in the Company’s definitive proxy statement, which is expected to be filed in August 2019, this proposal seeks to impose an obligation for the company to assume liability for undefined “societal impacts” of violence committed with firearms, a concept that is not defined by Proponent, is overly broad, and would seemingly include company liability for the illegal use by others of the company’s products. For this reason, the Board of Directors of American Outdoor Brands Corporation, or AOBC, strongly recommends a vote against this proposal.

The proposal, as submitted, reads in pertinent part as follows (endnotes omitted):

RESOLVED: Shareholders request that the Board of Directors of American Outdoor Brands adopt a comprehensive policy articulating our company’s commitment to respect human rights, and which includes a description of proposed due diligence processes to identify, assess, prevent and mitigate actual and potential adverse human rights impacts.

WHEREAS,

The UN Guiding Principles on Business and Human Rights (hereinafter UNGPs) state:

The responsibility to respect human rights requires that business enterprises: (a) Avoid causing or contributing to adverse human rights impacts through their own activities, and address such impacts when they occur; [and] (b) Seek to prevent or mitigate adverse human rights impacts that are directly linked to their operations, products or services by their business relationships, even if they have not contributed to those impacts.

In order to meet their responsibility to respect human rights, business enterprises should have in place policies and processes appropriate to their size and circumstances, including . . . [a] policy commitment to meet their responsibility to respect human rights.

As investors, we seek to identify and assess human rights risks and impacts in portfolio companies as they have direct implications for shareholder value and, depending on whether and how they are managed, are a bellwether for a company’s long-term viability.

Given the lethality of firearms products and the potential for their misuse, in direct contradiction with the company’s stated objective of providing “next-generation guns for sport, recreation, protection and personal use”, the risk of adverse human rights impacts is especially elevated for all gun manufacturers, including American Outdoor Brands.

Companies exposed to human rights risks may incur significant legal, reputational and financial costs that are material to investors. A public-facing human rights policy that includes a human rights due diligence process is essential to managing these risks. For this reason, hundreds of global corporations have adopted human rights policies, including British American Tobacco, Exxon and Walmart.

Proponent’s Resolution and supporting statement cites the UN Guiding Principles on Business and Human Rights and uses vague terms that do not alert shareholders to the specific obligations the Resolution, if adopted, would impose on our company. The Proponent discusses a “human rights policy” and “human rights risks” but nowhere are those terms explained. Given that the Proponent is a signatory to a statement seeking the regulation of the private ownership of firearms, their failure to explain the specific application of their proposal to our company is, by itself, a significant deficiency in the proposal and reason for rejection. But even worse is that the Resolution requires our company to address all of what Proponent would claim are the societal impacts of violence committed with firearms, beyond any legal obligation to do so. Simply put, the Resolution if adopted could potentially hold our company responsible for the illegal misuse of firearms and the violence associated with such misuse.

Similarly, Proponent insists on “due diligence processes to identify, assess, prevent and mitigate actual and potential human rights impacts.” Again, not a single one of these terms is defined or explained by Proponent. The Proponent’s failure to explain and define their request makes it quite literally impossible for anyone to understand not only what Proponent would claim is the scope of the obligation, but also its costs.

Read in its totality, the proposal is a demand that our company voluntarily assume the risk of unlimited financial and legal liability associated with the misuse of our products, along with extensive compliance costs potentially putting in play the very viability of our company.

For these reasons, your Board of Directors recommends a vote against Proponent’s proposal.

Respectfully yours,

Board of Directors

We are not requesting you to make or communicate to us any voting decision or furnishing you with any proxy card or any other means of voting at this time.

Forward-Looking Statements

Certain information in this communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. These risks include the risks cited in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, or SEC, including those identified in the “Risk Factors” section of the Company’s Forms 10-K and 10-Q.

Important Additional Information and Where to Find It

This communication may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2019 Annual Meeting of Stockholders, or Annual Meeting. The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement will contain important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC (when they become available) on the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at https://ir.aob.com/. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the Company’s directors and executive officers and their respective interests in the Company will be set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company. These documents (when they become available), and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at https://ir.aob.com/.

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